CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation of our report dated March 7, 2001, included in this Form 10-K, into the Company's previously filed Amendment No. 1 to Form S-4 Registration Statement No. 333-25355 and post-effective Amendment Nos. 2 through 5 on Form S-2 to Form S-1 Registration Statement No. 33-59279 and Form S-8 Registration Statement No. 333-38034.








Vienna, Virginia
March 27, 2001